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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2001

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1375 Peachtree Street, NW
Atlanta, Georgia 30309
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  404-815-0770

Item 5  Other Events.

    In connection with Rule 10b5-1 of the Securities Exchange Act of 1934, the Board of Directors of EarthLink, Inc. ("EarthLink") approved amendments to its insider trading policy on August 30, 2001 to permit its officers, directors and other insiders to enter into trading plans or arrangements for systematic trading in EarthLink's securities under such Rule. Concurrently with the amendments, Sky D. Dayton, Chairman of the Board of EarthLink, established a sales plan to sell up to a maximum of 200,000 shares of EarthLink's common stock between September 21, 2001 and December 20, 2001. Under Mr. Dayton's sales plan, certain specified amounts of shares may be sold on a daily basis subject to the trading price of EarthLink's stock.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
Date: September 7, 2001	By:	/s/ LEE ADREAN Lee Adrean, Executive Vice President – Finance and Administration and Chief Financial Officer

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SIGNATURES